SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2007

AHPC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-17458	73-1326131
(Commission File Number)	(I.R.S. Employer I.D. Number)

80 Internationale Boulevard, Unit A Glendale Heights, Illinois	60139
(Address of Principal Executive Offices)	(Zip Code)

630-407-0242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2007, AHPC Holdings, Inc. (the "Company") received a determination from the Listing Qualifications Panel of The Nasdaq Stock Market indicating that the panel has determined to delist the Company from The Nasdaq Stock Market as a result of the Company's failure to comply with or satisfy Nasdaq Marketplace Rule 4310(c)(2)(B) for continued listing, which requires that the Company maintain minimum shareholders' equity of $2.5 million. Trading in the Company's shares of common stock was suspended effective with the opening of business on Thursday, Mach 22, 2007.

On March 21, 2007, the Company issued a press release (the "Press Release") announcing the delisting notice. A copy of the Press Release is attached as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits

    (d)  Exhibits

           The following exhibit is filed herewith:

           Exhibit 99.1 - Press Release of AHPC Holdings, Inc. issued March 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHPC HOLDINGS, INC.
Date:  March 26, 2007
BY /s/ Alan E. Zeffer
     Alan E. Zeffer, President and Chief
     Executive Officer